As filed with the Securities and Exchange Commission on November 6, 2018
Registration No.333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________________________

FEDERAL SIGNAL CORPORATION
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	1415 W. 22nd Street, Oak Brook, Illinois 60523	36-1063330
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)
FEDERAL SIGNAL CORPORATION
RETIREMENT SAVINGS PLAN
(Full title of the plan)
DANIEL A. DUPRE’
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
FEDERAL SIGNAL CORPORATION
1415 W. 22nd STREET
OAK BROOK, ILLINOIS 60523
Telephone: (630) 954-2000
(Name, address and telephone numbers, including area code, of agent for service)
Copy to:
MICHELE C. KLOEPPEL, ESQ.
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Telephone: (314) 552-6000
Facsimile: (314) 552-7000
___________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

___________________________________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Federal Signal Corporation common stock, par value $1.00 per share	200,000 (1)	$22.20	$4,440,000	$539

1

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of stock which may become available or issuable under the Federal Signal Corporation Retirement Savings Plan (the “Plan”) by reason of a stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation or reorganization or similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the Plan.

(2)
Estimated solely for the purposes of computing the Registration Fee. Pursuant to the provisions of Rule 457(c) and 457(h)(1) under the Securities Act, based upon the average of the high and low sale prices of common stock, par value $1.00 per share, of the Registrant as reported on the New York Stock Exchange on October 31, 2018.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus referred to herein is combined with and relates to the Registrant’s Registration Statement on Form S-8 filed September 4, 2013: Registration No. 333-190976.

2

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement on Form S-8, filed by Federal Signal Corporation, a Delaware corporation (the “Registrant”), registers 200,000 shares of its common stock, par value $1.00 per share, issuable pursuant to the Federal Signal Corporation Retirement Savings Plan (the “Plan”) and an indeterminate number of plan interests also issuable to participants under the Plan.

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part 1 of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant has previously filed the following documents with the Securities and Exchange Commission (“SEC”), which are hereby incorporated by reference in this Registration Statement:

•	the Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2017, filed with the SEC on June 22, 2018;

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, filed with the SEC on May 8, 2018, August 7, 2018, and November 6, 2018, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on March 19, 2018 and May 7, 2018;

•
all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year ended December 31, 2017; and

•
the description of our common stock, $1.00 par value per share, as contained in our Registration Statement on Form 8-A, filed with the SEC on July 30, 1998, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Under no circumstances shall any information furnished under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of Delaware allows a corporation to limit directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. Article Fourteenth of the Registrant’s Restated Certificate of Incorporation provides such limitation to the fullest extent permitted by the General Corporation Law of Delaware.

Section 145 of the General Corporation Law of Delaware permits a corporation, subject to the standards set forth therein, to indemnify any person in connection with any action suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as such with respect to another entity at the request of the corporation. Article Fifth of the Registrant’s Restated Certificate of Incorporation and Article VI of the Registrant’s Amended and Restated By-Laws provide for full indemnification of its directors and officers to the extent permitted by Delaware law.

The Registrant maintains insurance policies indemnifying directors and officers against certain liabilities for actions taken in their capacities as such. Subject to the limits, retentions, exceptions and other terms and conditions of the policy, the Registrant’s directors and officers are insured against liability for any actual or alleged error, misstatement, misleading statement, act or omission in the discharge of their respective responsibilities to the Registrant solely in their capacity as directors and officers of the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Item 7.    Exemption From Registration Claimed.
Not applicable.
Item 8.    Exhibits.
See Exhibit Index.
Item 9.    Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on November 6, 2018.

FEDERAL SIGNAL CORPORATION

By:	/s/ Jennifer L. Sherman
Jennifer L. Sherman
President and Chief Executive Officer (Principal Executive Officer)
POWER OF ATTORNEY

We, the undersigned officers and directors of Federal Signal Corporation., hereby severally and individually constitute and appoint Jennifer L. Sherman and Daniel A. DuPré and each of them (with full power of substitution and resubstitution), the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jennifer L. Sherman	President, Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2018
Jennifer L. Sherman

/s/ Ian A. Hudson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 6, 2018
Ian A. Hudson

/s/ Lauren B. Elting	Vice President and Corporate Controller (Principal Accounting Officer)	November 6, 2018
Lauren B. Elting

/s/ Dennis J. Martin	Chairman and Director	November 6, 2018
Dennis J. Martin

/s/ James E. Goodwin	Director	November 6, 2018
James E. Goodwin

/s/ Bonnie C. Lind	Director	November 6, 2018
Bonnie C. Lind

/s/ Richard R. Mudge	Director	November 6, 2018
Richard R. Mudge

/s/ William F. Owens	Director	November 6, 2018
William F. Owens

/s/ Brenda L. Reichelderfer	Director	November 6, 2018
Brenda L. Reichelderfer

/s/ John L. Workman	Director	November 6, 2018
John L. Workman

Federal Signal Corporation Retirement Savings Plan

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on November 6, 2018.

FEDERAL SIGNAL CORPORATION
RETIREMENT SAVINGS PLAN

By:	/s/ Paul J. Wittig
Paul J. Wittig
Vice President Corporate Services
Benefits Administration Committee

By:	/s/ Daniel A. DuPre’
Daniel A. DuPre’
Vice President, General Counsel and Secretary

EXHIBIT INDEX

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 30, 2010).

3.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 9, 2016).

5.1*	Opinion of Thompson Coburn LLP as to the legality of the securities being registered.

5.2*
Copy of Internal Revenue Service Determination Letter regarding Qualification of the Federal Signal Corporation Retirement Savings Plan under Section 401 of the Internal Revenue Code dated April 12, 2017.

23.1*	Consent of Thompson Coburn LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (set forth on signature page hereto).

99.1
Federal Signal Corporation Retirement Savings Plan, as amended and restated effective as of January 1, 2015 (incorporated by reference to Exhibit 10.r to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed February 29, 2016).

99.2
First Amendment to the Federal Signal Corporation Retirement Savings Plan, as amended and restated as of January 1, 2015 (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed August 7, 2018).

*	Filed herewith.